Exhibit 99.1

Anthem Comments on Decision of the Delaware Court of Chancery on

Acquisition of Cigna; Terminates Merger Agreement

INDIANAPOLIS – May 12, 2017 – Anthem, Inc. (NYSE: ANTM) today commented on the decision by the Delaware Court of Chancery denying Anthem’s motion for a preliminary injunction. Since the transaction was announced, Anthem has worked hard to complete the merger, one that was approved by over 99% of the votes cast by the shareholders of both companies. Anthem believed this acquisition was a truly compelling opportunity to positively impact the health and well-being of its members, and to expand access to high quality affordable health care for consumers.

In light of yesterday’s decision and Cigna’s refusal to support the merger, however, Anthem has delivered to Cigna a notice terminating the Merger Agreement. Cigna has failed to perform and comply in all material respects with its contractual obligations. As a result, Cigna is not entitled to a termination fee. On the contrary, Cigna’s repeated willful breaches of the Merger Agreement and its successful sabotage of the transaction has caused Anthem to suffer massive damages, claims which Anthem intends to vigorously pursue against Cigna.

Anthem has been a leader in providing individuals with access to high quality, affordable health care and its decision to acquire Cigna was grounded in a commitment to this goal and to leading our industry during this period of dynamic change. Moving forward, Anthem will remain focused on serving as America’s valued health partner, delivering superior health care services to our more than 40 million members with greater value at less cost.

About Anthem, Inc.

Anthem is working to transform health care with trusted and caring solutions. Our health plan companies deliver quality products and services that give their members access to the care they need. With over 74 million people served by its affiliated companies, including more than 40 million within its family of health plans, Anthem is one of the nation’s leading health benefits companies. For more information about Anthem’s family of companies, please visit www.antheminc.com/companies.

Contacts:

Investor Relations

Will Feest, 317-488-6057

William.feest@anthem.com

Media

Jill Becher, 414-234-1573

Jill.becher@anthem.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document, and oral statements made with respect to information contained in this communication, contain certain forward-looking information about Anthem, Inc. (“Anthem”). Forward-looking statements are statements that are not generally historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s),” “intend,” “estimate,” “project” and similar expressions (including the negative thereof) are intended to identify forward-looking statements, which generally are not historical in nature. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond Anthem’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed and identified in Anthem’s public filings with the SEC. Important factors that could cause actual results and other future events to differ materially from the forward-looking statements made in this communication are set forth in other reports or documents that Anthem may file from time to time with the SEC. All forward-looking statements attributable to Anthem or any person acting on behalf of Anthem are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by federal securities law, Anthem does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or the receipt of new information. Readers are also urged to carefully review and consider the various disclosures in Anthem’s SEC reports.